                                                                   Exhibit 23(i)

              Consent of Independent Certified Public Accountants
              ---------------------------------------------------

We have issued our report dated January 24, 2001 (except for note 16(a), as to which the date is March 28, 2001 and note 16(b), as to which the date is March 30, 2001) accompanying the consolidated financial statements of RAIT Investment Trust (formerly Resource Asset Investment Trust) and subsidiaries appearing in the 2000 Annual Report of the Company to its shareholders and included in Form 10-K for the year ended December 31, 2000 which is incorporated by reference in this Pre-Effective Amendment No. 1 of the Registration Statement (File No. 333-59782). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP
--------------------------------
Grant Thornton LLP

Philadelphia, Pennsylvania
May 24, 2001